                                                                       Exhibit 5

November 10, 1997

Henry Schein, Inc.
135 Duryea Road
Melville, New York 11747

Ladies and Gentlemen:

     We are acting as counsel to Henry Schein, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3, as amended (the "Registration Statement"), filed by the Company under the Securities Act of 1933, relating to the registration of 1,064,596 shares (the "Shares") of the common stock, par value $.01 (the "Common Stock"), of the Company. The Registration Statement relates to the offer and sale of up to 1,060,002 of the Shares by certain selling stockholders or the issuance of up to 4,594 shares (the "Option Shares") of Common Stock issuable upon the exercise of certain stock options (the "Options").

     We have examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all such corporate records, documents, agreements and instruments relating to the Company, and certificates of public officials and of representatives of the Company, and have made such investigations of law, and have discussed with representatives of the Company and such other persons such questions of fact, as we have deemed proper or necessary as a basis for rendering this opinion.

     Based upon and subject to the foregoing, we are of the opinion that the Shares are (or, in the case of the Option Shares, when issued upon due exercise of the Options, including payment of the option exercise price provided for therein, will be) legally issued, fully paid and non-assessable.


     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



Very truly yours,


PROSKAUER ROSE LLP



By:  /s/  ROBERT A. CANTONE
     -----------------------------
          A member of the firm